CONSENT OF INDEPENDENT ACCOUNTANT

                  [letterhead]

            JAY J. SHAPIRO, C.P.A.
            A Professional Corporation

            16501 Ventura Boulevard
                  Suite 650
            Encino, California 91436
              Tel: (818) 990-4204
              Fax: (828) 990-4944


August 16, 2000


We consent to the inclusion in Form 10-K of International
Thermal Packaging, Inc. of our report dated August 16, 2000, on the January 31, 2000, and January 31, 1999, financial statements of International Thermal Packaging, Inc.


/s/ Jay J. Shapiro
Jay J. Shapiro, C.P.A.
a professional corporation